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                                  EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of New World Communications Group Incorporated of our report dated February 22, 1996, with respect to the consolidated financial statements and schedules of New World Communications Group Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP



Atlanta, Georgia
June 6, 1996